                                                            EXHIBIT 23.1


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
Donaldson, Lufkin & Jenrette, Inc.

We consent to incorporation by reference in the registration statements (No. 33-80771, No. 333-07657, No. 333-34149, and No. 333-40925) on Form S-3 and
in the registration statement (No. 333-20655) on Form S-8 of Donaldson, Lufkin & Jenrette, Inc. of our report dated February 2, 1998 relating to the consolidated statements of financial condition of Donaldson, Lufkin & Jenrette, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended
December 31, 1997, and the related schedule, which report appears in the December 31, 1997 annual report on Form 10-K of Donaldson, Lufkin & Jenrette, Inc.

/s/ KPMG PEAT MARWICK LLP

New York, New York
March 27, 1998